UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) November 3, 2008
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                               Finotec Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                  Nevada                                          76-0251547
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         (State or Other Jurisdiction                           (IRS Employer
            Incorporation)                                   Identification No.)


   228 East 45th Street, Suite 1801, New York NY                    10017
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       (Address of Principal Executive Offices)                  (Zip Code)


               Registrant's telephone number, including area code
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                                                     N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 3.02.  Unregistered sales of equity securities.

Private Placement.

     On November 2, 2008, the Company entered into definitive agreements for the sale of 12,724,444 shares of Common Stock (the "Common Stock") at a price of $0.18 per share and 800,000 shares of Common Stock at a price of $0.25 per share. As a part of the transaction, the Company agreed to issue accompanying warrants (the "Investor Warrants") to purchase 5,777,776 shares of Common Stock at an exercise price of $0.45 per share and warrants to purchase 400,000 shares of Common Stock at an exercise price of $0.50. Five investors subscribed to the investment. The shares of Common Stock sold in the private placement offering has not been registered under the Act and may not be offered or sold absent registration or an applicable exemption from such registration requirements. All such shares are subject as well to a registration rights agreement. The transaction closed on November 2, 2008. The summary description of the financing described above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 10, 2008                           Finotec Group, Inc.


                                                   By:  /s/ Didier Essemini
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                                                   Name:  Didier Essemini
                                                   Title: President